Exhibit (h)(12)

AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (the “Amendment”) is made as of April 28, 2020 by and between EXCHANGE LISTED FUNDS TRUST (the “Trust”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, the Trust and BNY Mellon are parties to a Fund Administration and Accounting Agreement dated as of June 19, 2015, as amended (the “Agreement”);

B.	WHEREAS, the Trust and BNY Mellon desire to amend the Agreement as described in this Amendment;

C.	WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein, and all forms and rules referenced herein are in reference to forms and rules promulgated under the Investment Company Act of 1940, as amended; and

D.	WHEREAS, the Trust and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.	Schedule I to the Agreement is hereby deleted and replaced in its entirety with Schedule I attached hereto.

3.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the services described herein.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

EXCHANGE LISTED FUNDS TRUST

By: /s/ J. Garrett Stevens

On behalf of each series identified at Exhibit A to the Agreement

Name: J. Garrett Stevens
Title: President

THE BANK OF NEW YORK MELLON

By: /s/ Elizabeth Stubenrauch

Name: Elizabeth Stubenrauch

Title: Vice President

Date: April 28, 2020

EXHIBIT A

Series Name

Knowledge Leaders Developed World ETF

SABA Closed-End Funds ETF

The High Yield ETF

QRAFT AI-Enhanced US Large Cap ETF

QRAFT AI-Enhanced US Large Cap Momentum ETF

QRAFT AI-Enhanced US High Dividend ETF

Armor US Equity Index ETF

Armor International Equity Index ETF

Armor Emerging Markets Equity Index ETF

Cabana Target Drawdown 5 ETF

Cabana Target Drawdown 7 ETF

Cabana Target Drawdown 10 ETF

Cabana Target Drawdown 13 ETF

Cabana Target Drawdown 16 ETF

SCHEDULE I

Schedule of Services

All services provided in this Schedule of Services are subject to the review and approval of the appropriate Trust’s officers, counsel and accountants, as may be applicable. The services included on this Schedule of Services may be provided by BNY Mellon or a BNY Mellon Affiliate, collectively referred to herein as “BNY Mellon”.

VALUATION AND COMPUTATION ACCOUNTING SERVICES

BNY Mellon shall provide the following valuation and computation accounting services for each Series:

•	Journalize investment, capital share and income and expense activities;
•	Maintain individual ledgers for investment securities;
•	Maintain historical tax lots for each security;
•	Reconcile cash and investment balances of each Series with the Trust’s custodian and provide the Trust’s investment adviser, as applicable, with the beginning cash balance available for investment purposes upon request;
•	Calculate various contractual expenses;
•	Calculate capital gains and losses;
•	Calculate daily distribution rate per share;
•	Determine net income;
•	Obtain security market quotes and currency exchange rates from pricing services approved by the Trust’s investment adviser, or if such quotes are unavailable, then obtain such prices from the Trust’s investment adviser, and in either case, calculate the market value of each Series’ investments in accordance with the Trust's valuation policies or guidelines; provided, however, that BNY Mellon shall not under any circumstances be under a duty to independently price or value any of the Series' investments itself or to confirm or validate any information or valuation provided by the investment adviser or any other pricing source, nor shall BNY Mellon have any liability relating to inaccuracies or otherwise with respect to such information or valuations;
•	Compute net asset value;
•	Such net asset value reports and statements shall be provided to the Trust at________ p.m. New York time and to Authorized Participants at________ p.m. New York time, in each case by such means as BNY Mellon and the Trust may agree upon from time to time.

•	Transmit or make available a copy of the daily portfolio valuation to the Trust’s investment adviser;

•	Publish basket to NSCC on for each day on which trading occurs on the NYSE;

•	Compute yields and portfolio average dollar-weighted maturity as applicable; and
•	Compute portfolio turnover rate for inclusion in the annual and semi-annual shareholder reports.

FINANCIAL REPORTING

BNY Mellon shall provide the following financial reporting services for each Series:

•	Financial Statement Preparation & Review
•	Prepare the Series’ annual and semi-annual shareholder reports[1] for shareholder delivery and for inclusion in Form N-CSR;
•	Prepare the Series’ quarterly schedule of portfolio holdings[1] for inclusion in Form N-PORT Part F;
•	Prepare, circulate and maintain the Series’ financial reporting production calendar; and
•	Prepare and file (or coordinate the filing of) the Trust’s Form 24f-2.

•	Modernization Reporting Services
•	BNY Mellon shall provide the Modernization Reporting Services set forth in this section to the Trust for each of its Series following a full service operating model. This operating model requires BNY Mellon to include the actual filing of the reports as part of the services noted in this section. Modernization Reporting Services are “Vendor Eligible Services” as contemplated in Section 14(b)(iv) of the Agreement.

•	FORM N-PORT. BNY Mellon, subject to the limitations described in this section and its timely receipt of all necessary information related thereto, will, or will cause the Vendor to: (i) collect, aggregate and normalize the data required for the submission of Form N-PORT; (ii) prepare, on a monthly basis, Form N-PORT; and (iii) file Form N-PORT with the SEC.

•	The timely receipt of necessary information referred to above will be determined by mutual agreement of BNY Mellon and the Trust in advance of the preparation of the initial Form N-PORT to be filed under the Agreement.
•	Unless mutually agreed in writing between BNY Mellon and the Trust, BNY Mellon will use the same layout and format for every successive reporting period for Form N-PORT.

•	FORM N-CEN. BNY Mellon, subject to the limitations described in this section and its timely receipt of all necessary information related thereto, will, or will cause the Vendor to: (i) collect, aggregate and normalize the data required for the submission of Form N-CEN; (ii) prepare, on an annual basis, Form N-CEN; and (iii) file Form N-CEN with the SEC.

•	The timely receipt of necessary information referred to above will be determined by mutual agreement of BNY Mellon and the Trust in advance of the preparation of the initial Form N-CEN to be filed under this Agreement.
•	Unless mutually agreed in writing between BNY Mellon and the Trust, BNY Mellon will use the same source for obtaining the information and method for performing the required calculations for every successive Form N-CEN.

•	Fixed Income Risk Analytics. BNY Mellon shall calculate the portfolio and security-level risk metrics required within Form N-PORT and Form N-CEN (referenced above).

•	Liquidity Rule Analysis. BNY Mellon shall perform a daily analysis for liquidity classifications and monitor liquidity thresholds per the requirements for Form N-PORT and Form N-CEN (referenced above) and Rule 22e-4.

•	The analysis provided by BNY Mellon is subject to and dependent upon the Trust providing all necessary security classifications and percentage thresholds necessary to perform such analysis. The parties hereto acknowledge that the Trust is solely responsible for the adoption, adequacy and effectiveness of the Trust’s liquidity risk management program.

•	BNY Mellon shall not be responsible for: (a) delays in the transmission to it by the Trust, the Trust’s adviser and entities unaffiliated with BNY Mellon (collectively, for this Modernization Reporting Services section, the “Third Parties”) of data required for the preparation of reports described herein, (b) inaccuracies of, errors in or omissions of, such data provided to it by any Third Party, and (c) validation of such data provided to it by any Third Party. .

•	The Trust, in a timely manner, shall review and comment on, and, as the Trust deems necessary, cause its counsel and accountants to review and comment on, each report described in this section. The Trust shall provide to BNY Mellon timely sign-off of, and authorization and direction to file, each such report. Absent such timely sign-off, authorization and direction by the Trust, BNY Mellon shall be excused from its obligations to prepare and file the affected report. BNY Mellon is providing the services related to the filing of such reports based on the acknowledgement of the Trust that such services, together with the activities of the Trust in accordance with its internal policies, procedures and controls, shall together satisfy the requirements of the applicable rules and regulations for each such report.

•	For such time as this Modernization Reporting Services section remains in effect, BNY Mellon shall be responsible for the retention of the filed reports described in this section in accordance with any applicable rule or regulation.

▪	Typesetting Services [2]
•	Create financial compositions for the applicable financial report and related EDGAR files;
•	Maintain country codes, industry class codes, security class codes and state codes;
•	Map individual general ledger accounts into master accounts to be displayed in the applicable financial reports;
•	Create components that will specify the proper grouping and sorting for display of portfolio information;
•	Create components that will specify the proper calculation and display of financial data required for each applicable financial report (except for identified manual entries, which BNY Mellon will enter);
•	Process, convert and load security and general ledger data;
•	Include data in financial reports provided from external parties to BNY Mellon which, includes, but is not limited to: shareholder letters, “Management Discussion and Analysis” commentary, notes on performance, notes to financials, report of independent auditors, Trust management listing, service providers listing and Trust spectrums;

•	Document publishing, including the output of print-ready PDF files and EDGAR html files (such EDGAR html files will be limited to one per the applicable financial report and unless mutually agreed to in writing between BNY Mellon and the Trust, BNY Mellon will use the same layout for production data for every successive reporting period);
•	Generate financial reports using the Vendor’s capabilities which include the following:
o	front/back cover;
o	table of contents;
o	shareholder letter;
o	Management Discussion and Analysis commentary;
o	sector weighting graphs/tables;
o	disclosure of Trust expenses;
o	schedules of investments;
o	statement of net assets;
o	statements of assets and liabilities;
o	statements of operation;
o	statements of changes;
o	statements of cash flows;
o	financial highlights;
o	notes to financial statements;
o	report of independent registered public accounting firm;
o	tax information; and
o	additional Trust information as mutually agreed in writing between BNY Mellon and the Trust.
•	Unless mutually agreed in writing between BNY Mellon and the Trust, BNY Mellon will use the same layout and format for every successive reporting period for the typeset reports. At the request of the Trust and upon the mutual written agreement of BNY Mellon and the Trust as to the scope of any changes and additional compensation of BNY Mellon, BNY Mellon will, or will cause the Vendor to change format or layout of reports from time to time.

TAX SERVICES

BNY Mellon shall provide the following tax services for each Series:

▪	Tax Provision Preparation
•	Prepare fiscal year-end tax provision analysis;
•	Process tax adjustments on securities identified by the Trust that require such treatment;

•	Prepare ROCSOP adjusting entries; and
•	Prepare financial statement footnote disclosures.

•	BNY Mellon is not responsible for the identification of securities requiring U.S. tax treatment that differs from treatment under U.S. generally accepted accounting principles; this responsibility resides with the Trust or Trust’s management. BNY Mellon is responsible for processing such identified securities, in accordance with U.S. tax laws and regulations.

•	Excise Tax Distributions Calculations

•	Prepare calendar year tax distribution analysis;
•	Process tax adjustments on securities identified by the Trust that require such treatment; and
•	Prepare annual tax-based distribution estimate for the Trust.

•	BNY Mellon is not responsible for the identification of securities requiring U.S. tax treatment that differs from treatment under U.S. generally accepted accounting principles; this responsibility resides with the Trust or Trust’s management. BNY Mellon is responsible for processing such identified securities, in accordance with U.S. tax laws and regulations.

•	Other Tax Services
•	Prepare for execution and filing, the federal and state income and excise tax returns;
•	Prepare year-end Investment Company Institute broker/dealer reporting and prepare fund distribution calculations disseminated to broker/dealers; and
•	Coordinate U.S.C. Title 26 Internal Revenue Code (“IRC”) §855 and excise tax distribution requirements.

•	Uncertain Tax Provisions
•	Documentation of all material tax positions taken by the Trust with respect to specified fiscal years and identified to BNY Mellon (“Tax Positions”);
•	Review of the Trust’s: (i) tax provision work papers, (ii) excise tax distribution work papers, (iii) income and excise tax returns, (iv) tax policies and procedures, and (v) Subchapter M compliance work papers;
•	Determine as to whether or not Tax Positions have been consistently applied, and documentation of any inconsistencies;
•	Review relevant statutory authorities;
•	Review tax opinions and legal memoranda prepared by tax counsel or tax auditors to the Trust;
•	Review standard mutual fund industry practices, to the extent such practices are known to, or may reasonably be determined by, BNY Mellon; and

•	Delivery of a written report to the Trust detailing such items.

•	The following are expressly excluded from the Uncertain Tax Positions services: (i) assessment of risk of any challenge by the Internal Revenue Service or other taxing authority against any Tax Position (including, without limitation, whether it is “more likely than not” such Tax Position would be sustained); (ii) calculation of any tax benefit measurement, in whole or in part, that may be required if any “more likely than not” threshold has not been met; and (iii) any tax opinion or tax advice. Additionally, none of the Uncertain Tax Positions services shall be deemed to be or constitute a tax opinion or tax advice.

(a) The Trust shall provide such information and documentation as BNY Mellon may reasonably request in connection with the Uncertain Tax Positions services. The Trust's independent public accountants shall cooperate with BNY Mellon and make such information available to BNY Mellon as BNY Mellon may reasonably request.

(b) Notwithstanding anything to the contrary in this Agreement and without limiting any rights, protections or limitations of liability otherwise provided to BNY Mellon pursuant to this Agreement, (i) BNY Mellon is authorized and permitted to release such information as is necessary or desirable to be released in connection with the provision of any of the Uncertain Tax Positions services, (ii) management of the Trust is responsible for complying with all uncertain tax positions reporting obligations relating to the Trust and BNY Mellon shall have no liability to the Trust or any other entity or governmental authority with respect to any tax positions taken by the Trust, (iii) BNY Mellon shall have no liability either for any error or omission of any other service provider (including any accounting firm or tax adviser) to the Trust or for any failure to discover any such error or omission, (iv) the Trust shall be responsible for all filings, tax returns and reports on all Tax Positions and for the payment of all taxes and similar items (including without limitation penalties and interest related thereto) and (v) in the event of any error or omission in the performance of a Uncertain Tax Positions service the Trust’s sole and exclusive remedy and BNY Mellon’s sole liability shall be limited to re-performance of the applicable Uncertain Tax Positions service and the preparation and delivery to the Trust of a corrected report (if necessary), such re-performance, preparation and delivery to be provided at no additional service charge to the Trust.

•	IRS CIRCULAR 230 DISCLOSURE:

To ensure compliance with requirements imposed by the Internal Revenue Service, BNY Mellon informs the Trust that any U.S. tax advice contained in any communication from BNY Mellon to the Trust (including any future communications) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein or therein.

FUND ADMINISTRATION SERVICES

BNY Mellon shall provide the following fund administration services for each Series:

•	In accordance with Instructions received from the Trust, and subject to portfolio limitations as provided by the Trust to BNY Mellon in writing from time to time, monitor each Series’ compliance, on a post-trade basis, with such portfolio limitations, provided that BNY Mellon maintains in the normal course of its business all data necessary to measure a Series’ compliance;

•	Monitor the Trust’s status as a regulated investment company under Subchapter M of the IRC and Subchapter L of the IRC (if required).

•	Establish appropriate expense accruals and compute expense ratios, maintain expense files and coordinate the payment of Trust approved invoices;

•	Calculate Trust approved income and per share amounts required for periodic distributions to be made by the Trust;

•	Calculate total return information;

•	Coordinate the Trust’s annual audit;

•	Supply various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and

•	If the chief executive officer or chief financial officer of the Trust is required to provide a certification as part of the Trust’s Form N-CSR filing pursuant to regulations promulgated by the SEC under Section 302 of the Sarbanes-Oxley Act of 2002, provide a sub-certification in support of certain matters set forth in the aforementioned certification. Such sub-certification is to be in such form and relating to such matters as agreed to by BNY Mellon in advance. BNY Mellon shall be required to provide the sub-certification only during the term of the Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other law, rule or regulation.

REGULATORY ADMINISTRATION SERVICES

BNY Mellon shall provide the following regulatory administration services for each Series:

•	Maintain a regulatory calendar for each Trust listing various SEC filing and Board approval deadlines;

•	Assemble and distribute board materials for quarterly meetings of the Board, including the drafting of agendas and resolutions for such quarterly meetings of the Board (with final selection of agenda items made by Trust counsel);

•	Attend (in-person or telephonically) quarterly Board meetings and draft minutes thereof;

•	Prepare and coordinate the filing of annual post-effective amendments to the Trust’s registration statement (not including the initial registration statement or related to the addition of one or more classes of shares or series);

•	Prepare and coordinate the filing of Forms N-CSR and N-PX, as applicable (with the Trust supplying the voting records in the format required by BNY Mellon)[2];

•	Assist the Trust in the handling of SEC examinations by providing requested documents in the possession of BNY Mellon that are on the SEC examination request list; and

•	Assist in the preparation of notices of annual or special meetings of shareholders and proxy materials relating to such meetings[2].

•	eBoard Book Services:
•	Permit persons or entities entering a valid password to have electronic access, via an Internet-based secure website, to current quarterly board meeting materials and such other board meeting materials as may be agreed between BNY Mellon and the Trust 2.

•	38a-1 Compliance Support Services
•	Provide compliance policies and procedures related to services provided by BNY Mellon and, if mutually agreed, certain of the BNY Mellon Affiliates; summary procedures thereof; and periodic certification letters.

1 Requires “Typesetting Services” as described herein.

2 Separate fees will apply for the noted services.